Exhibit 99.1
ChromaDex Reports Second Quarter 2017 Financial Results

-Company Reports Revenue of $5.3 Million for Q2 2017-
- Continued Progress on Building a Consumer Products Platform Around TruNiagen®-

IRVINE, Calif., August 10, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients, that creates science-based solutions to dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today the financial results for the quarter ended July 1, 2017.

Frank Jaksch, Jr., CEO and co-founder of ChromaDex commented, “We are the innovator of nicotinamide riboside and have positioned the company as the gatekeeper of the emerging NAD+ precursor market. During the second quarter we have significantly strengthened our balance sheet, forged strategic relationships for international opportunities and began a strategic transformation. Most importantly, the supporting science continues to build and we eagerly await the upcoming publication of two additional human trials on nicotinamide riboside (NR) in the near future.”

Rob Fried, President and Chief Strategy Officer of ChromaDex added, “ChromaDex is making excellent progress in our mission to grow from a strong science based ingredient company to a vertically integrated anti-aging platform company focusing on NIAGEN® and NAD precursors. Our consumer brand, TruNiagen, is poised to deliver excellent results in the near future."

Results of operations for the three months ended July 1, 2017

For the three months ended July 1, 2017 (“Q2 2017”), ChromaDex reported net sales of $5.3 million, compared to $8.8 million for the three months ended July 2, 2016 (“Q2 2016”).

The ingredients segment generated net sales of $3.0 million for Q2 2017, compared to $6.2 million for Q2 2016, the decrease largely as a result of terminating our largest customer during fiscal year 2016.

The core standards and services segment posted net sales of $2.3 million for Q2 2017, compared to $2.6 million for Q2 2016. Since the year ended December 31, 2016, ChromaDex has made operational changes to merge its scientific and regulatory consulting segment into the core standards and services segment.

The net loss attributable to common stock holders for Q2 2017 was $2.8 million or ($0.07) per share, which included a one-time loss of $746,000 from ongoing litigation, as compared to a net loss of approximately $83,000 or ($0.00) per share for Q2 2016. Adjusted EBITDA, a non-GAAP measure, was ($2.1 million) for Q2 2017, compared to adjusted EBITDA of $0.5 million for Q2 2016. The Basic and Diluted Adjusted EBITDA per share for Q2 2017 was ($0.05) versus $0.01 for Q2 2016.

Recent Company highlights include:

●
In July 2017, the Company sponsored the Federation of American Societies for Experimental Biology (FASEB) 2017 conference for NAD+ Metabolism and Signaling.

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In June 2017, the Company appointed Dr. Rudolph Tanzi, Vice-Chair of Neurology and Director of the Genetics and Aging Research Unit at Massachusetts General Hospital, and the Joseph P. and Rose F. Kennedy Professor of Neurology at Harvard Medical School, to the Scientific Advisory Board (SAB).

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In June 2017, the Company signed a new, exclusive patent license and research agreement with The Scripps Research Institute (TSRI), gaining access to groundbreaking, pre-clinical discoveries by Dr. Brunie Felding.

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In June 2017, the Company announced that Charles Brenner, PhD, the Roy J. Carver Chair and Head of Biochemistry at the University of Iowa Carver College of Medicine and current ChromaDex Scientific Advisory Board member, has been appointed Chief Scientific Advisor.

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In May 2017, the Company announced the first launch of NIAGEN® nicotinamide riboside (NR) into the functional food space.

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In May 2017, the Company announced the closing of the $16.4 million second tranche of the strategic investment of up to $25 million led by Hong Kong business leader Mr. Li Ka-shing.

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In April 2017, the Company announced that it entered into a securities purchase agreement, pursuant to which the Company sold $3.5 million of its common stock, with the possibility of selling up to an additional $21.5 million of its common stock in future tranches, in a private placement led by Hong Kong business leader Mr. Li Ka-shing with Horizons Ventures.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thursday, August 10, at 4:30 p.m. ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

U.S. Toll-Free Number:	(866) 327-8118
International Dial-In Number:	(678) 509-7526
Conference ID:	65841215
Webcast link:	http://edge.media-server.com/m/p/3mm48mw7/lan/en

The earnings press release, accompanying financial exhibits and webcast replay will all be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended including statements related to financial results, financial representations, the status and results of clinical trials, the future performance of ChromaDex’s consumer product, and the innovative qualities of NIAGEN®.  Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

END
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ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended July 1, 2017 and July 2, 2016

	July 1, 2017	July 2, 2016

Sales, net	$5,306,855	$8,829,579
Cost of sales	3,044,086	4,702,132

Gross profit	2,262,769	4,127,447

Operating expenses:
Sales and marketing	728,299	698,031
Research and development	849,962	751,726
General and administrative	2,657,573	2,306,559
Other	745,773	-
Operating expenses	4,981,607	3,756,316

Operating income (loss)	(2,718,838)	371,131

Nonoperating income (expense):
Interest expense, net	(45,286)	(144,786)
Loss on debt extinguishment	-	(313,099)
Nonoperating expenses	(45,286)	(457,885)

Loss before taxes	(2,764,124)	(86,754)
Provision for taxes	-	4,087

Net loss	$(2,764,124)	$(82,667)

Basic and diluted loss per common share	$(0.07)	$(0.00)

Basic and diluted weighted average common shares outstanding	42,121,150	36,990,032

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 10, 2017.

Condensed Consolidated Statements of Operations (Unaudited)			Effects of Charges associated with Interest, Tax, Depreciation,			Condensed Consolidated Statements of Operations, Adjusted EBITDA
(US GAAP)			Amortization and Share-based Compensation Expense			Excluding Interest, Tax, Depreciation, Amortization and
						Share-based Compensation (Non-GAAP Presentation)
For the Three Month Periods Ended July 1, 2017 and July 2, 2016			For the Three Month Periods Ended July 1, 2017 and July 2, 2016			For the Three Month Periods Ended July 1, 2017 and July 2, 2016

	Q2 2017	Q2 2016		Q2 2017	Q2 2016		Q2 2017	Q2 2016

Sales	$5,306,855	$8,829,579	Sales	$-	$-	Sales	$5,306,855	$8,829,579
Cost of sales	3,044,086	4,702,132	Cost of sales	(98,375)	(67,409)	Cost of sales	2,945,711	4,634,723

Gross profit	2,262,769	4,127,447	Gross profit	98,375	67,409	Gross profit	2,361,144	4,194,856

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	728,299	698,031	Sales and marketing	-	-	Sales and marketing	728,299	698,031
Research and development	849,962	751,726	Research and development	-	-	Research and development	849,962	751,726
General and administrative	2,657,573	2,306,559	General and administrative	(502,218)	(370,161)	General and administrative	2,155,355	1,936,398
Other	745,773	-	Other	-	-	Other	745,773	-
Operating expenses	4,981,607	3,756,316	Operating expenses	(502,218)	(370,161)	Operating expenses	4,479,389	3,386,155

Operating income (loss)	(2,718,838)	371,131	Operating income	600,593	437,570	Operating income (loss)	(2,118,245)	808,701

Nonoperating income (expense):			Nonoperating income:			Nonoperating income (expense):
Interest expense, net	(45,286)	(144,786)	Interest expense, net	45,286	144,786	Interest expense, net	-	-
Loss on debt extinguishment	-	(313,099)	Loss on debt extinguishment	-	-	Loss on debt extinguishment	-	(313,099)
Nonoperating expense	(45,286)	(457,885)	Nonoperating income	45,286	144,786	Nonoperating expense	-	(313,099)

Loss before taxes	(2,764,124)	(86,754)	Income before taxes	645,879	582,356	Income (loss) before taxes	(2,118,245)	495,602
Provision for taxes	-	4,087	Provision for taxes	-	(4,087)	Provision for taxes	-	-

Net income (loss)	$(2,764,124)	$(82,667)	Effects of adjusted EBITDA	$645,879	$578,269	Adjusted EBITDA	$(2,118,245)	$495,602

Basic and diluted loss per common share	$(0.07)	$(0.00)	Basic effects of adjusted EBITDA per common share	$0.02	$0.02	Basic adjusted EBITDA per common share	$(0.05)	$0.01

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	42,121,150	36,990,032	Basic and diluted	42,121,150	36,990,032	Basic and diluted	42,121,150	36,990,032